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                                                                    EXHIBIT 99.J

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", and "Independent Auditors" and to the use of our report dated February 10, 2004 in the Registration Statement (Form N-1A) of Calamos Growth and Income Portfolio and its incorporation by reference in the prospectus of Calamos Growth and Income Portfolio, filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933 (File No. 333-72511) and in this Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09237).



                                               /s/ ERNST & YOUNG LLP



Chicago, Illinois
April 12, 2004